               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     We consent to the use in this Registration Statement  on Form SB-2 of our report dated September 26, 2001 related to the financial statements of World
Roller Alliance, Inc. and to the reference of our firm under the caption
"experts" in the Prospectus.

Mr. Richard H. Harris, CPA
Fort Lauderdale, Florida

July 9, 2002